Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Marathon Patent Group, Inc. and Subsidiaries of our report dated March 30, 2016, relating to the consolidated financial statements of Marathon Patent Group, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California

May 9, 2017